Exhibit 11.



Norwest Corporation and Subsidiaries
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

In thousands, except per common share amounts            Quarter Ended
                                                             June 30,
                                                        1997        1996
PRIMARY:
 Weighted average number of common shares
  outstanding .....................................    374,569     366,170
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price ....................................      5,128       3,452
                                                       379,697     369,622

Net income ........................................   $331,391     285,406
 Less dividends accrued on preferred stock ........      4,440       4,440
 Net income, as adjusted ..........................   $326,951     280,966

 Net income per common share ......................   $   0.86        0.76

FULLY DILUTED:
 Weighted average number of common shares
  outstanding .....................................    374,569     366,170
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price or period-end market price,
  whichever is higher .............................      5,583       3,452
 Assumed conversion of 6 3/4% convertible
  subordinated debentures due 2003 ................         18          18
                                                       380,170     369,640

Net income ........................................   $331,391     285,406
 Less dividends accrued on preferred stock ........      4,440       4,440
 Add 6 3/4% convertible subordinated debentures
  interest and amortization of debt expense,
  net of income tax effect ........................          1           1
 Net income, as adjusted ..........................   $326,952     280,967

 Net income per common share.......................   $   0.86        0.76











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                                                                   Exhibit 11.
                                                                   (continued)


Norwest Corporation and Subsidiaries
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

In thousands, except per common share amounts          Six Months Ended
                                                             June 30,
                                                        1997        1996
PRIMARY:
 Weighted average number of common shares
  outstanding .....................................    373,683     361,781
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price ....................................      5,144       3,461
                                                       378,827     365,242

Net income ........................................   $653,252     556,788
 Less dividends accrued on preferred stock ........      8,881       8,881
 Net income, as adjusted ..........................   $644,371     547,907

 Net income per common share ......................   $   1.70        1.50

FULLY DILUTED:
 Weighted average number of common shares
  outstanding .....................................    373,683     361,781
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price or period-end market price,
  whichever is higher .............................      5,804       3,461
 Assumed conversion of 6 3/4% convertible
  subordinated debentures due 2003.................         18          18
                                                       379,505     365,260

Net income ........................................   $653,252     556,788
 Less dividends accrued on preferred stock ........      8,881       8,881
 Add 6 3/4% convertible subordinated debentures
  interest and amortization of debt expense,
  net of income tax effect ........................          2           2
 Net income, as adjusted ..........................   $644,373     547,909

 Net income per common share.......................   $   1.70        1.50








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